UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2024

Hercules Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1 North B Street, Suite 2000
San Mateo, CA	94401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HTGC	New York Stock Exchange
6.25% Notes due 2033	HCXY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On August 15, 2024, Hercules Capital (the “Company”) reconvened its 2024 Annual Meeting of Stockholders (the “Annual Meeting”), which was initially held on June 20, 2024 and adjourned to August 15, 2024 with respect to Proposal 3. As of April 19, 2024, the record date for the Annual Meeting, 162,177,712 shares of the Company’s common stock were outstanding and entitled to vote.

The following matter was submitted at the reconvened Annual Meeting to stockholders for consideration:

Proposal 3.	Authorization of the Company to sell or issue shares of its common stock at a price below its then-current NAV per share, subject to the conditions set forth in Proposal 3

Stockholders authorized the Company to sell or issue shares of its common stock at a price below its then-current NAV per share, subject to the conditions set forth in Proposal 3. Detailed results of this vote are below. The results of the votes held on June 20, 2024 were previously reported on the Company’s Current Report on Form 8-K filed with the Commission on June 21, 2024.

	For	Against	Abstain
Proposal 3	62,295,041	14,854,495	4,859,506

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.

August 16, 2024	By:	/s/ Kiersten Zaza Botelho
Kiersten Zaza Botelho Chief Legal Officer